OpenTable, Inc. Announces Fourth Quarter and Full Year 2012 Financial Results

-- Increases Revenue by 16% over Q4'11 to $43.0 Million --

-- Grows Seated Diners by 22% over Q4 2011 --

-- Achieves EPS of $0.32 and Non-GAAP EPS of $0.46 --

SAN FRANCISCO, Feb. 7, 2013 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO)

OpenTable reported consolidated net revenues for Q4 2012 of $43.0 million, a 16% increase over Q4 2011. Consolidated net income for Q4 2012 was $7.5 million, or $0.32 per diluted share. Non-GAAP consolidated net income for Q4 2012, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $10.7 million, or $0.46 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of December 31, 2012, totaled 19,801, a 15% increase over December 31, 2011.
  Seated diners totaled 29.9 million, a 21% increase over Q4 2011.
  Revenues totaled $36.7 million, a 16% increase over Q4 2011.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $19.0 million, or 52% of North America revenues, a 16% increase over Q4 2011.

International Results

  Installed restaurant base as of December 31, 2012, totaled 7,716.  As previously reported, with the relaunch of the toptable site in Q2 2012, in an anticipated one-time event, we removed restaurants that did not migrate to OpenTable technology from our installed restaurant base.  After adjusting for this one-time event, our installed restaurant base as of December 31, 2012, represented a 62% increase over our installed base of OpenTable technology-enabled restaurants as of December 31, 2011.
  Seated diners totaled 3.0 million, a 35% increase over Q4 2011.
  Revenues totaled $6.3 million, a 13% increase over Q4 2011.
  Non-GAAP adjusted EBITDA totaled a loss of $0.1 million compared to a loss of $0.5 million in Q4 2011.

"Our business continued to demonstrate strong momentum in 2012," said Matt Roberts, President and CEO of OpenTable. "The shift to mobile coupled with richer customer experiences represent long-term opportunities for the business, and we're pleased with the recent progress in our international segment."

Q4 2012 Consolidated Financial and Operating Summary

  Installed restaurant base as of December 31, 2012, totaled 27,517.
  Seated diners totaled 32.8 million, a 22% increase over Q4 2011.
  Total revenues were $43.0 million in Q4 2012, up 16% over Q4 2011 revenues of $37.2 million.
    Reservation revenues were $24.5 million in Q4 2012, up 21% over Q4 2011 revenues of $20.3 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $14.5 million in Q4 2012, up 10% over Q4 2011 revenues of $13.3 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $4.0 million in Q4 2012, up 9% over Q4 2011 revenues of $3.6 million.  The increase is primarily the result of an increase in revenue from gift card sales.
  Total costs and expenses were $31.9 million in Q4 2012, up 21% over Q4 2011 costs and expenses of $26.4 million.  The increase was primarily driven by an increase in stock-based compensation expense and a 4% increase in headcount.
  Total operating income was $11.1 million in Q4 2012 compared to $10.8 million in Q4 2011.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles was $16.4 million in Q4 2012 compared to $13.7 million in Q4 2011.
  The Q4 2012 GAAP income tax expense was $3.7 million, or a 33% tax rate.
  Consolidated net income was $7.5 million, or $0.32 per diluted share, in Q4 2012 compared to $7.0 million, or $0.29 per diluted share, in Q4 2011.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, and tax-affected amortization of acquired intangibles was $10.7 million, or $0.46 per diluted share, in Q4 2012 compared to $8.9 million, or $0.37 per diluted share, in Q4 2011.
  As of December 31, 2012, OpenTable had cash and cash equivalents and short-term investments of $103.5 million.

2012 Consolidated Financial and Operating Summary

  Total revenues were $161.6 million in 2012, up 16% over 2011 revenues of $139.5 million.
  Operating income totaled $36.5 million in 2012, or 23% of consolidated revenues, a 12% increase over 2011.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles, was $61.0 million in 2012, or 38% of consolidated revenues, a 29% increase over 2011.
  Non-GAAP adjusted EBITDA totaled $70.1 million in 2012, or 43% of consolidated revenues, a 27% increase over 2011.

"During the fourth quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q1 2013 and the full year 2013 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Q1 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $38.6 million to $39.6 million and non-GAAP adjusted EBITDA to be in the range of $19.3 million to $20.4 million.
  In the International segment the Company estimates revenue to be in the range of $6.1 million to $6.5 million and non-GAAP adjusted EBITDA loss to be in the range of $1.8 million to $2.4 million.
  On a consolidated basis the Company estimates revenue to be in the range of $44.7 million to $46.1 million, non-GAAP adjusted EBITDA to be in the range of $16.9 million to $18.6 million, GAAP EPS to be in the range of $0.25 to $0.29 and non-GAAP EPS to be in the range of $0.39 to $0.44.

Full Year 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $158.8 million to $164.2 million and non-GAAP adjusted EBITDA to be in the range of $82.6 million to $87.2 million.
  In the International segment the Company estimates revenue to be in the range of $27.3 million to $28.9 million and non-GAAP adjusted EBITDA loss to be in the range of $0.7 million to $2.9 million.
  On a consolidated basis the Company estimates revenue to be in the range of $186.1 million to $193.1 million, non-GAAP adjusted EBITDA to be in the range of $79.7 million to $86.5 million, GAAP EPS to be in the range of $1.27 and $1.45 and non-GAAP EPS to be in the range of $1.79 to $1.96.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through February 28, 2013, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue, including installation fees for the Electronic Reservation Book (including training).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q1 2013 and the full year 2013 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating approximately 10 million diners per month via online bookings across more than 27,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated more than 400 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, the leading consumer destination site for restaurant reservations in the UK.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 102,772	$ 36,519
Short-term investments	733	13,411
Accounts receivable, net	22,015	18,795
Prepaid expenses and other current assets	2,924	2,708
Deferred tax asset	14,353	11,238

Total current assets	142,797	82,671

Property, equipment and software, net	21,271	16,150
Goodwill	46,304	42,312
Intangibles, net	15,226	16,403
Deferred tax asset	10,628	5,466
Other assets	1,021	813

TOTAL ASSETS	$ 237,247	$ 163,815

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 13,847	$ 7,004
Accrued compensation	5,167	4,518
Deferred revenue	1,563	1,752
Deferred tax liability	107	-
Dining rewards payable	27,611	20,827
Total current liabilities	48,295	34,101

Deferred revenue — non-current	2,054	2,249
Deferred tax liability	3,268	3,915
Income tax liability	15,639	13,215
Other long-term liabilities	76	108

Total liabilities	69,332	53,588

STOCKHOLDERS' EQUITY:
Common stock	2	2
Additional paid-in capital	211,408	171,465
Treasury stock	(50,685)	(41,963)
Accumulated other comprehensive income (loss)	861	(1,634)
Retained earnings (accumulated deficit)	6,329	(17,643)

Total stockholders' equity	167,915	110,227

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 237,247	$ 163,815

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

REVENUES	$ 42,967	$ 37,165	$ 161,632	$ 139,518

COSTS AND EXPENSES:
Operations and support (1)	10,506	10,276	41,908	39,350
Sales and marketing (1)	8,972	7,005	34,531	28,697
Technology (1)	3,965	3,365	14,564	14,691
General and administrative (1)	8,407	5,740	34,080	24,157

Total costs and expenses	31,850	26,386	125,083	106,895

Income from operations	11,117	10,779	36,549	32,623
Other income, net	33	30	99	98

Income before taxes	11,150	10,809	36,648	32,721
Income tax expense	3,687	3,821	12,676	11,167

NET INCOME	$ 7,463	$ 6,988	$ 23,972	$ 21,554

Net income per share:
Basic	$ 0.33	$ 0.30	$ 1.06	$ 0.92
Diluted	$ 0.32	$ 0.29	$ 1.03	$ 0.88

Weighted average shares outstanding:
Basic	22,802	23,509	22,639	23,525
Diluted	23,459	24,094	23,249	24,436

(1) Stock-based compensation included in above line items:
Operations and support	$ 331	$ 376	$ 1,297	$ 1,665
Sales and marketing	1,128	480	5,174	2,054
Technology	1,101	384	3,285	1,703
General and administrative	1,999	680	10,890	5,307
	$ 4,559	$ 1,920	$ 20,646	$ 10,729

Other Operational Data:
Installed restaurants (at period end):
North America	19,801	17,150	19,801	17,150
International	7,716	7,969	7,716	7,969
Total	27,517	25,119	27,517	25,119

Seated diners (in thousands):
North America	29,861	24,649	113,053	89,533
International	2,971	2,202	9,771	7,141
Total	32,832	26,851	122,824	96,674

Headcount (at period end):
North America	423	398	423	398
International	157	160	157	160
Total	580	558	580	558

Additional Financial Data:
Revenues:
North America
Reservation	$ 20,801	$ 17,061	$ 78,929	$ 62,751
Subscription	12,696	11,667	49,371	44,784
Other	3,154	2,829	11,038	11,119
Total North America Revenues	$ 36,651	$ 31,557	$ 139,338	$ 118,654
International
Reservation	$ 3,678	$ 3,236	$ 12,099	$ 11,464
Subscription	1,834	1,583	6,890	5,983
Other	804	789	3,305	3,417
Total International Revenues	6,316	5,608	22,294	20,864
Total Revenues	$ 42,967	$ 37,165	$ 161,632	$ 139,518

Income (loss) from operations:
North America	$ 12,739	$ 13,150	$ 45,674	$ 44,007
International	(1,622)	(2,371)	(9,125)	(11,384)
Total	$ 11,117	$ 10,779	$ 36,549	$ 32,623

Depreciation and amortization:
North America	$ 2,072	$ 1,690	$ 7,532	$ 6,852
International	1,003	1,487	5,216	5,153
Total	$ 3,075	$ 3,177	$ 12,748	$ 12,005

Stock-based compensation:
North America	$ 4,046	$ 1,537	$ 18,493	$ 7,713
International	513	383	2,153	3,016
Total	$ 4,559	$ 1,920	$ 20,646	$ 10,729

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 7,463	$ 6,988	$ 23,972	$ 21,554
Add back: stock-based compensation expense	4,559	1,920	20,646	10,729
Income tax effect of stock-based compensation	(1,729)	(675)	(8,027)	(3,996)
Add back: acquisition-related expenses	95	-	199	-
Income tax effect of acquisition-related expenses	(35)	-	(75)	-
Add back: amortization of acquired intangibles	600	972	3,638	3,958
Income tax effect of amortization of intangibles	(273)	(268)	(1,099)	(1,089)

NON-GAAP CONSOLIDATED NET INCOME	$ 10,680	$ 8,937	$ 39,254	$ 31,156

Non-GAAP diluted net income per share	$ 0.46	$ 0.37	$ 1.69	$ 1.28

Weighted average diluted shares outstanding	23,459	24,094	23,249	24,436

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 11,117	$ 10,779	$ 36,549	$ 32,623
Add back: stock-based compensation expense	4,559	1,920	20,646	10,729
Add back: acquisition-related expenses	95	-	199	-
Add back: amortization of acquired intangibles	600	972	3,638	3,958

NON-GAAP OPERATING INCOME	$ 16,371	$ 13,671	$ 61,032	$ 47,310

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 12,739	$ 13,150	$ 45,674	$ 44,007

Adjustments:
Stock-based compensation expense	4,046	1,537	18,493	7,713
Acquisition-related expense	95	-	199	-
Amortization of acquired intangibles	228	88	605	351
Depreciation and other amortization expense	1,844	1,602	6,927	6,501

North America Adjusted EBITDA	$ 18,952	$ 16,377	$ 71,898	$ 58,572

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,622)	$ (2,371)	$ (9,125)	$ (11,384)

Adjustments:
Stock-based compensation expense	513	383	2,153	3,016
Amortization of acquired intangibles	372	884	3,033	3,607
Depreciation and other amortization expense	631	603	2,183	1,546

International Adjusted EBITDA	$ (106)	$ (501)	$ (1,756)	$ (3,215)

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	March 31, 2013		December 31, 2013
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Consolidated net income per share:
GAAP CONSOLIDATED NET INCOME	$ 5,832	$ 6,937	$ 30,417	$ 34,701
Add back: stock-based compensation expense	4,743	4,743	17,414	17,414
Income tax effect of stock-based compensation	(1,660)	(1,660)	(6,443)	(6,443)
Add back: amortization of acquired intangibles	600	600	2,027	2,027
Income tax effect of amortization of intangibles	(210)	(210)	(750)	(750)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,305	$ 10,410	$ 42,665	$ 46,949

GAAP diluted net income per share	$ 0.25	$ 0.29	$ 1.27	$ 1.45
Non-GAAP diluted net income per share	$ 0.39	$ 0.44	$ 1.79	$ 1.96

Weighted average diluted shares outstanding	23,700	23,700	23,900	23,900

North America Adjusted EBITDA:
GAAP operating income	$ 12,532	$ 13,632	$ 55,225	$ 59,825

Adjustments:
Stock-based compensation expense	4,275	4,275	15,814	15,814
Amortization of acquired intangibles	227	227	909	909
Depreciation and other amortization expense	2,266	2,266	10,652	10,652

North America Adjusted EBITDA	$ 19,300	$ 20,400	$ 82,600	$ 87,200

International Adjusted EBITDA:
GAAP operating loss	$ (3,592)	$ (2,992)	$ (7,071)	$ (4,871)

Adjustments:
Stock-based compensation expense	468	468	1,600	1,600
Amortization of acquired intangibles	373	373	1,118	1,118
Depreciation and other amortization expense	351	351	1,453	1,453

International Adjusted EBITDA	$ (2,400)	$ (1,800)	$ (2,900)	$ (700)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 8,940	$ 10,640	$ 48,154	$ 54,954

Adjustments:
Stock-based compensation expense	4,743	4,743	17,414	17,414
Amortization of acquired intangibles	600	600	2,027	2,027
Depreciation and other amortization expense	2,617	2,617	12,105	12,105

Consolidated Adjusted EBITDA	$ 16,900	$ 18,600	$ 79,700	$ 86,500

CONTACT: Investor Relations:, +1-415-344-6520, investors@opentable.com, or Media Relations Contact, +1-415-344-4275, pr@opentable.com